UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2008

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 ½ N. Spaulding Ave., Los Angeles, CA 90046
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (323) 822-1750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

EMVELCO Corp. (the “Company”) has entered into the final stages of negotiation on a term sheet which provides that the Company will purchase and receive from an entity that owns certain gas development rights, all the mineral acreage and land rights for drilling on that certain property located in Texas (the “Gas Lease Rights”). The purchase price shall be US$50M as the first increment which may be increased up to $250M based on actual proven developed producing. In consideration of the actual assignment of the Gas Lease Rights, the Company shall issue a minimum of 50,000,000 new EMVELCO shares to the Seller, wherein the share price shall be at an agreed upon price of $1.00 per share in exchange for all the shares of the entity that may be transferring the Gas Lease Rights. The Company is undertaking due diligence and upon proof of good title to the Gas Lease Rights, the transaction will be presented to the Board of Directors for approval.

The terms and provisions of the Gas Lease Rights will be delineated in a definitive agreement. The transaction may be subject to a Proxy Statement to be delivered to Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

	By:	/s/ YOSSI ATTIA
	Name:	Yossi Attia
	Title:	Chief Executive Officer

Date: February 19, 2008
Los Angeles, California